Exhibit 99.1
CONTACT: Jim Kosowski
304-234-2440
RELEASE DATE: November 15, 2006
FOR IMMEDIATE RELEASE
Wheeling-Pittsburgh Board Change Would
Result in Acceleration of Debt Payments
     WHEELING, WV, November 15, 2006 — Wheeling-Pittsburgh Corporation (Nasdaq: WPSC) announced today that replacement of a majority of its Board of Directors effectively constitutes a change of control under its $250 million Term Loan Agreement and $225 million Revolver, and would cause a default on those loans. If a default occurs, such indebtedness would become immediately due and payable.
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